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                INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Interpoint Corporation:


We consent to the use of our report on the balance sheet of Advanced Digital Information Corporation as of September 30, 1993, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended September 30, 1993, which report appears in the October 31, 1994 annual report on Form 10-K of Interpoint Corporation.

Our report refers to a change in the method of accounting for income taxes.


                              /S/ KPMG Peat Marwick LLP
                              ------------------------------

                              KPMG PEAT MARWICK LLP

Seattle, Washington
April 4, 1995